Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Carter Validus Mission Critical REIT, Inc.:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Tampa, Florida
May 22, 2017
Certified Public Accountants